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                                                                    Exhibit 99.1

HANNAFORD ACQUISITION COMPLETED
07/31/2000

Salisbury, N.C. -- Delhaize America Inc. (NYSE: DZA, DZB) today announced that it has completed its previously announced acquisition of Hannaford Bros. Co.

Hannaford Bros. is now the third wholly-owned subsidiary of Delhaize America, which also owns Salisbury, N.C.-based Food Lion, L.L.C. and Tampa, Fla.-based Kash n' Karry. With more than 1,400 stores from Maine to Florida today, Delhaize America is the fifth largest grocery retailer in the nation.

CONTACTS

Media - Tawn Earnest, (704) 633-8250, ext. 2185
Investors - David Hogan, (704) 633-8250, ext. 2529